Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Wells Fargo & Company:

We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company of our reports dated February 28, 2012, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of Wells Fargo & Company.

Our report refers to the adoption of a new accounting standard related to the Company’s involvement with variable interest entities in 2010, and the Company’s change in method of evaluating other than temporary impairment for debt securities in 2009.

Registration Statement Number	Form	Description
333-163149	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-178135	S-3	Deferred Compensation Plan for Independent Contractors
333-159738	S-3	Debt Shelf 2009
333-159736	S-3	Universal Shelf 2009
333-121545	S-4/S-8	First Community Capital Corporation
333-107230	S-4/S-8	Pacific Northwest Bancorp
333-142102	S-4/S-8	Placer Sierra Bancshares
333-144455	S-4/S-8	Greater Bay Bancorp
333-154879	S-4/S-8	Wachovia Corporation
333-153922	S-4/S-8	Century Bancshares, Inc.
333-103776	S-8	Long-Term Incentive Compensation Plan
333-128598	S-8	Long-Term Incentive Compensation Plan
333-152415	S-8	Long-Term Incentive Compensation Plan
333-168819	S-8	Long-Term Incentive Compensation Plan
333-103777	S-8	PartnerShares Plan
333-173386	S-8	401(k) Plan
333-149567	S-8	401(k) Plan
333-173387	S-8	Directors Stock Compensation and Deferral Plan
333-105091	S-8	Directors Stock Compensation and Deferral Plan
333-149566	S-8	Directors Stock Compensation and Deferral Plan
333-158711	S-8	Directors Stock Compensation and Deferral Plan
333-176266	S-8	Special Deferral Plan for Select Employees and Special Award Plan
333-142491	S-8	Deferred Compensation Plan
333-164082	S-8	Deferred Compensation Plan
333-158712	S-8	Wells Fargo Stock Purchase Plan
333-161529	S-8	Wachovia Deferred Compensation Obligations

/s/ KPMG LLP

San Francisco, California

February 28, 2012